UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2022

Comera Life Sciences Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-41403	87-4706968
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Gill Street Suite 4650 Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)
(617)
871-2101
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CMRA	The Nasdaq Stock Market LLC
Warrants	CMRAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934 (§
240.12b-2
of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.
On May 19, 2022, Comera Life Sciences Holdings, Inc. (“CLS Holdings” and, after the consummation of the Transaction described below, the “Company”) consummated the acquisition of all of the issued and outstanding shares of OTR Acquisition Corp. (“OTR”) and Comera Life Sciences, Inc. (“Legacy Comera”) (the “Transaction”), in accordance with that certain Business Combination Agreement dated January 31, 2022, as amended on May 19, 2022 (the “Business Combination Agreement”), by and among CLS Holdings, Legacy Comera, OTR, CLS Sub Merger 1 Corp. (“Comera Merger Sub”), and CLS Sub Merger 2 Corp. (“OTR Merger Sub”). Pursuant to the terms of the Business Combination Agreement, a transaction between OTR and Legacy Comera was effected through the merger of OTR Merger Sub with and into OTR, with OTR surviving the merger as a wholly-owned subsidiary of CLS Holdings, and through a merger of Comera Merger Sub with and into Legacy Comera, with Legacy Comera surviving the merger as a wholly-owned subsidiary of CLS Holdings.
The Company continues the existing business operations of Legacy Comera as a publicly traded company. The Company’s common stock and public warrants are now listed on The Nasdaq Stock Market LLC under the symbols “CMRA” and “CMRAW”, respectively.
The Transaction was accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America. Under the guidance in ASC 805,
Business
Combinations
, OTR was treated as the “acquired” company for accounting and financial reporting purposes. Accordingly, for accounting and financial reporting purposes, the Transaction was accounted for as the equivalent of Legacy Comera issuing equity for the net assets of OTR, accompanied by a reverse recapitalization.
Attached hereto as Exhibit 99.1 are the audited financial statements of Legacy Comera as of and for the years ended December 31, 2021 and 2020. As a result of the Transaction, all common stock instruments prior to the Transaction have been retroactively adjusted to share amounts reflecting the capital structure of CLS Holdings following the Transaction, including adjustments based on the exchange ratio (“Exchange Ratio”) established in the Transaction. Additionally, the net loss per share or unit and weighted-average number of common shares or units used in computing net loss per share or unit attributable to common stockholders or unit holders prior to the Transaction have been retroactively adjusted to amounts reflecting the Exchange Ratio.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited financial statements of Legacy Comera as of and for the years ended December 31, 2021 and 2020.

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	INLINE XBRL Taxonomy Extension Schema Document.

101.DEF	INLINE XBRL Taxonomy Extension Calculation Linkbase Document.

101.CAL	INLINE XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	INLINE XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	INLINE XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMERA LIFE SCIENCES HOLDINGS, INC.

Date: September 2, 2022	By:	/s/ Jeffrey S. Hackman
	Name:	Jeffrey S. Hackman
	Title:	Chairman, President and Chief Executive Officer

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